Exhibit 99.1

PROXY CARD

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
RF ACQUISITION CORP II
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Tse Meng Ng, the Company’s Chief Executive Officer, as proxy (the “Proxy”), with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of shareholders of RF Acquisition Corp II (the “Company”) to be held on [●], 2026 at [●]:[●] a.m. Eastern Time, virtually via live webcast at [●] or at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting. Capitalized terms used herein but not otherwise defined shall have the meanings as set forth in the accompanying proxy statement.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED AND DELIVERED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3A, 3B, 3C, 4, 5, AND 6. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

RF ACQUISITION CORP II THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3A, 3B, 3C, 4, 5, AND 6.		Please mark vote as ☐ indicated in this example

(1)	The Business Combination Proposal - to consider and vote upon a proposal (a) to approve and adopt the Business Combination Agreement, dated as of October 2, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among RF Acquisition Corp II, NYB Holdings Limited, a Cayman Islands exempted company with limited liability (“PubCo”), NYB Pte. Ltd., a Singapore private company limited by shares and a direct wholly-owned subsidiary of PubCo, with company registration number 202542481D (“Amalgamation Sub”), and Nanyang Biologics Pte. Ltd., a Singapore private company limited by shares, with company registration number 202116184H (the “Company”) and (b) to adopt and approve the transactions contemplated thereby, including, among other things, (i) the merger of RF Acquisition Corp II with and into PubCo (the “Merger”) and (ii) the amalgamation of Amalgamation Sub and the Company (the “Amalgamation,” and together with the Merger, the “Transactions,” and together with the other transactions and ancillary agreements contemplated by the Business Combination Agreement, the “Business Combination”.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	The Merger Proposal - to consider and vote upon a proposal to approve, by special resolution, the merger by and between RF Acquisition Corp II and PubCo, whereby RF Acquisition Corp II will merge with and into PubCo with PubCo being the surviving entity.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Advisory Governance Proposals - to consider and vote upon three separate proposals to approve, on a non-binding advisory basis, certain governance provisions in the amended and restated memorandum and articles of association of PubCo (the “PubCo Charter”) upon completion of the Business Combination, specifically:

	3A - to consider and vote for the governance provision in the PubCo Charter providing authorized capital share of PubCo to be US $60,000 divided into 500,000,000 ordinary shares with a par value of US$0.0001 per share and 100,000,000 preference shares with a par value of US$0.0001 per share.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	3B - to consider and vote for the governance provision in the PubCo Charter removing any blank check company provisions.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	3C - to consider and vote for the governance provision in the PubCo Charter permitting any director to be removed by an ordinary resolution passed by the shareholders of PubCo or by a resolution passed by not less than three-fifths of the directors at a meeting of the directors duly convened and held in accordance with the PubCo Charter or by a resolution in writing signed by not less than three-fifths of the directors and may otherwise cease to hold office in any other manner provided for in the PubCo Charter.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	The Nasdaq Proposal - to consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of PubCo Ordinary Shares in connection with the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	The Incentive Plan Proposal - to consider and vote upon a proposal to approve the PubCo Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	The Adjournment Proposal - to consider and approve, if presented, a proposal to adjourn the Extraordinary General Meeting to a later date or dates in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

April 17, 2026

Signature

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.